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                                                                     EXHIBIT 5.1

                                 [SYNAGRO LOGO]

                         A Residuals Management Company

                                October 21, 2004

Synagro Technologies, Inc.
1800 Bering Drive, Suite 1000
Houston, Texas 77057

Gentlemen:

      I am general counsel for Synagro Technologies, Inc., a Delaware corporation (the "Company"). This opinion is furnished to you in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering of up to 8,662,920 shares of the Company's common stock, par value $0.002 per share (the "Common Stock"), which may be issued under the Synagro Technologies, Inc. 2000 Stock Option Plan (the "Plan") and 2,000,000 shares of Common Stock which may be issued under the various Non-Qualified Stock Options Agreements set forth on the cover page of the Registration Statement.

In such capacity, I am familiar with the corporate documents of the Company, including its Certificate of Incorporation and its Bylaws, each as amended, and resolutions adopted by its board of directors and committees thereof. I, or attorneys working under my supervision, have also examined the Registration Statement, together with the exhibits thereto, and such other documents which I have deemed necessary for the purposes of the expressing the opinion contained herein. I have also examined the Registration Statement to which this opinion is an exhibit I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined as originals, the conformity to original documents of all documents examined as certified or photo static copies and the authenticity of the originals of such copies.

      Based upon the foregoing, I am of the opinion that the shares of Common Stock, when issued pursuant to the provisions of the Plan and the shares of Common Stock which may be issued under the various Non-Qualified Stock Options Agreements set forth on the cover page of the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/ Alvin L Thomas II

                                    Alvin L Thomas II
                                    Executive Vice President and General
                                    Counsel